PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 3, 2003)                    REGISTRATION NO. 333-31226



                                 [LOGO OMITTED]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                           Share       Trading
                   Name of Company          Ticker        Amounts      Market
---------------------------------------- ------------ ------------ -------------
Agere Systems, Inc. Class A                 AGR.A         .312604      NYSE
Agere Systems, Inc. Class B                 AGR.B        7.672327      NYSE
Applied Micro Circuits Corporation           AMCC            2         NASDAQ
Broadcom Corporation                         BRCM            2         NASDAQ
Ciena Corporation                            CIEN            2         NASDAQ
Comverse Technology, Inc.                    CMVT            2         NASDAQ
Conexant Systems, Inc.                       CNXT            2         NASDAQ
Copper Mountain Networks, Inc.               CMTN           0.1        NASDAQ
Corning, Inc.                                GLW             9         NYSE
JDS Uniphase Corporation                     JDSU          11.8        NASDAQ
Lucent Technologies, Inc.                     LU            29         NYSE
Motorola, Inc.                               MOT            18         NYSE
Mindspeed Technologies                       MND          0.6667       AMEX
Nortel Networks Corporation                   NT            28         NYSE
PMC-Sierra, Inc.                             PMCS            1         NASDAQ
Qualcomm Incorporated                        QCOM            8         NASDAQ
RF Micro Devices, Inc.                       RFMD            2         NASDAQ
Scientific-Atlanta, Inc.                     SFA             2         NYSE
Skyworks Solutions, Inc.                     SWKS          0.702       NASDAQ
Sycamore Networks, Inc.                      SCMR            3         NASDAQ
Tellabs, Inc.                                TLAB            4         NASDAQ
Terayon Communications Systems, Inc.         TERN            2         NASDAQ



         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.